SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2018

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the stockholders at the ClearSign Combustion Corporation (the “Company”) Annual Stockholder Meeting held on May 3, 2018. The proposals below are described in detail in the Company’s proxy statement which was filed with the Securities and Exchange Commission on April 18, 2018. At the annual meeting, the following proposals were approved.

1.	Each of the following nominees was elected to serve as a director until the election and qualification of his or her successor.

Nominee Name	For	Withheld	Broker Non-Votes

Stephen E. Pirnat	4,261,718	820,440	11,878,175
Lon E. Bell, Ph.D.	4,309,503	772,655	11,878,175
Scott P. Isaacson	4,307,099	775,059	11,878,175
Jeffrey L. Ott	4,320,109	762,049	11,878,175
Susanne Meline	4,421,511	660,647	11,878,175

2.	Approve, on an advisory basis, Gumbiner Savett Inc. as the Company’s independent registered public accounting firm for the year ended December 31, 2018.

For	Against	Abstentions	Broker Non-Votes

16,474,876	453,292	32,165	0

3.	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes

3,223,683	1,795,517	62,958	11,878,175

4.	Vote, on an advisory basis, on the frequency of future advisory votes to approve executive compensation.

One Year	Two Years	Three Years	Abstentions

4,814,296	80,243	106,822	80,797

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2018

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian Fike
Brian Fike Interim Chief Financial Officer